Exhibit 23.1






            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


CV Reit, Inc.
West Palm Beach, Florida




     We hereby consent to the incorporation by reference in the registration statement of CV Reit, Inc. on Form S-8 of our report dated March 11, 1998, relating to the consolidated financial statements and schedule of CV Reit, Inc. appearing in the December 31, 1997 Annual Report on Form 10-K of CV Reit, Inc.


                         BDO Seidman, LLP





August 27, 1998